Exhibit 3.1

Delaware	PAGE 1
The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF “LINKEDIN CORPORATION”, FILED IN THIS OFFICE ON THE THIRTEENTH DAY OF JUNE, A.D. 2008, AT 8:47 O’CLOCK A.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

/s/ Harriet Smith Windsor
Harriet Smith Windsor, Secretary of State
3633019 8100	AUTHENTICATION: 6657037
080689710	DATE: 06–13–08
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 08:44 AM 06/13/2008 FILED 08:47 AM 06/13/2008 SRV 080689710 – 3633019 FILE

FIFTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

LINKEDIN CORPORATION

LinkedIn Corporation (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”), hereby certifies that:

FIRST. The name under which the Corporation was originally incorporated is LinkedIn, Ltd.

SECOND. The Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of Delaware on March 6, 2003. The Certificate of Incorporation of the Corporation as heretofore amended is hereby amended and restated pursuant to Sections 228, 242 and 245 of the General Corporation Law. All amendments to the Certificate of Incorporation reflected herein (this “Restated Certificate”) have been duly adopted by the Board of Directors and stockholders of the Corporation in accordance with the provisions of such Sections. As required by Section 228 of the General Corporation Law, the Corporation has given prompt written notice of the amendments reflected herein to all stockholders who did not consent in writing to these amendments.

THIRD. The Certificate of Incorporation of the Corporation, shall be amended and restated to read in full as follows:

ARTICLE I.

The name of the Corporation is LinkedIn Corporation.

ARTICLE II.

The address of the Corporation’s registered office in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

ARTICLE III.

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law.

ARTICLE IV.

Classes of Stock. The Corporation is authorized to issue two (2) classes of capital stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares of capital stock that the Corporation is authorized to issue is 155,847,563 shares. 110,000,000 shares shall be Common Stock, par value $0.0001 per share, and 45,847,563 shares shall be Preferred Stock, par value $0.0001 per share, 17,238,579 of which shall be designated as “Series A Preferred Stock” (the “Series A Preferred Stock”), 17,450,991 of which shall be designated as “Series B Preferred Stock” (the “Series B Preferred Stock”), 4,357,644 of which shall be designated as “Series C Preferred Stock” (the “Series C Preferred Stock”) and 6,800,349 of which shall be designated as “Series D Preferred Stock” (the “Series D Preferred Stock”).

The relative powers, preferences, special rights, qualifications, limitations and restrictions granted to or imposed on the respective classes of the shares of capital stock or the holders thereof are as follows:

1. Dividends.

(a) The holders of Series A Preferred Stock, the holders of Series B Preferred Stock, the holders of Series C Preferred Stock and the holders of Series D Preferred Stock, in preference to the holders of any other capital stock of the Corporation (“Junior Stock”), shall be entitled to receive, on an equal priority pari passu basis according to their respective dividend preferences as set forth herein, if, when and as declared by the Board of Directors of the Corporation (the “Board of Directors”), but only out of funds that are legally available therefor, cash dividends at the rate of $0.02558, $0.04584, $0.235 and $0.9176 per share, respectively, per annum, computed on the basis of a 360-day year consisting of twelve 30-day months (in each case; as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after this Restated Certificate is accepted for filing by the Secretary of State of the State of Delaware (the “Effective Time”)). Such dividends shall be non-cumulative.

(b) So long as any shares of Preferred Stock shall be outstanding, without the consent of the holders of a majority of the outstanding shares of Preferred Stock, voting together as a single class on an as converted basis, no dividend, whether in cash or property, shall be paid or declared, nor shall any other distribution be made on any, nor shall any shares of any Junior Stock of the Corporation be purchased, repurchased, redeemed, retired or otherwise acquired for value by the Corporation or any individual, partnership, limited liability company, joint venture, corporation, trust, unincorporated organization or other entity (collectively, a “Person”) that the Corporation owns or controls a majority of the voting shares or voting equity interests of, directly or indirectly (“Subsidiaries”) (except for acquisitions of Common Stock by the Corporation pursuant to agreements with employees, advisors, consultants or service providers that permit the Corporation to repurchase such shares upon termination of services to the Corporation or exercise of the Corporation’s right of first refusal upon a proposed transfer) until all dividends (set forth in Section l(a) above) on the Preferred Stock, if any, shall have been paid. In the event that the Corporation declares or pays any dividends upon the Common Stock (whether payable in cash, securities or other property), the Corporation shall also declare and pay to the holders of the Preferred Stock, at the same time it declares and pays such dividends to the holders of Common Stock, the dividends that would have been declared and paid with respect to the Common Stock issuable upon conversion of the Preferred Stock had all of the Preferred Stock been converted immediately prior to the record date for such dividend, or if no record date is fixed, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

(c) In the event that the Board of Directors declares a dividend or other distribution to be paid in consideration other than cash, the value of such consideration will be deemed its fair market value (“Fair Market Value”) as determined in good faith by the Board of Directors,

2. Liquidation Rights.

(a) Preference.

(i) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (each, a “Liquidation Event”), before any distribution or payment shall be made to the holders of any Junior Stock, the holders of each series of Preferred Stock shall be entitled to receive an amount per share equal to the sum of the Initial Issuance Price (as defined below) applicable to such series of Preferred Stock for each outstanding share of such series of Preferred Stock plus any declared but unpaid dividends on such share (the “Liquidation Preference”). For purposes of this Restated Certificate, “Initial Issuance Price” shall mean $0.31977 in the case of the Series A Preferred Stock, $0.57303 in the case of the Series B Preferred Stock, $2.93737 in the case of the Series C Preferred Stock and $11.47 in the case of the Series D Preferred Stock (in each case as adjusted for stock splits, stock dividends, recapitalizations, and similar transactions with respect to such series of Preferred Stock after the Effective Time). If, upon any Liquidation Event, the assets of the Corporation shall be insufficient to make payment in full to the holders of Preferred Stock of the applicable Liquidation Preference, then such assets shall be distributed among the holders of Preferred Stock at the time outstanding, ratably in proportion to the full preferential amounts to which they would otherwise be entitled,

(ii) If, in the case of any Liquidation Event, the amount which the holder of a share of Preferred Stock would be entitled to receive, if such holder converted such share of Preferred Stock into a share or shares of Common Stock pursuant to Section (4)(a) immediately prior to such Liquidation Event (or on any applicable record date in connection with such Liquidation Event), is greater than the aggregate amount which such holder would be entitled to receive if such holder did not so convert such share into a share or shares of Common Stock, then such holder shall receive with respect to such share such greater amount pursuant to such transaction in full satisfaction of all amounts to which such holder is entitled to receive with respect to such share pursuant to Section (2)(a)(i) above without first having so converted such share into a share or shares of Common Stock.

(iii) Unless holders of a majority of the outstanding shares of each series of Preferred Stock, with the holders of each such series voting as a separate class, shall elect otherwise by an affirmative vote or by a written consent, each of the following (each, a “Change of Control”) shall be deemed to be a Liquidation Event: (A) the closing of the sale, transfer or other disposition of all or substantially all of the Corporation’s assets, (B) the consummation of a merger, reorganization, consolidation or share transfer which results in the voting securities of the Corporation outstanding immediately prior thereto or the voting securities issued with respect to the voting securities of the Corporation outstanding immediately prior thereto representing immediately thereafter less than a majority of the combined voting power of the voting securities of the Corporation or such surviving or acquiring entity outstanding immediately after such merger, reorganization, consolidation or share transfer or (C) the closing of the transfer (whether by merger, consolidation or otherwise), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an underwriter of the Corporation’s securities), of the Corporation’s securities if, after such closing, such person or group of affiliated persons would hold 50% or more of the outstanding voting stock of the Corporation (or the surviving or acquiring entity).

(b) Remaining Assets. After the payment of the full Liquidation Preference, as applicable, as set forth in Section 2(a) above, the assets of the Corporation legally available for distribution to the stockholders, if any, shall be distributed ratably to the holders of the Common Stock based on the number of shares of Common Stock held by each holder of Common Stock.

(c) Valuation of Consideration. If the consideration received by the Corporation is other than cash in connection with any of the events set forth above, its value will be deemed its Fair Market Value as determined in good faith by the Board of Directors. Fair Market Value of any securities shall be determined as follows:

(i) Securities not subject to an investment letter or other similar restrictions on free marketability which are covered by (ii) below:

(A) If traded on a securities exchange or through the NASDAQ Global Market (or similar national quotation system) (“NASDAQ”), the Fair Market Value shall be deemed to be the average of the closing prices of the securities on such exchange or quotation system as of 4:00 p.m. New York time, or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all exchanges as of 4:00 p.m. New York time, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in NASDAQ as of 4:00 p.m., New York time, or, if on any day such security is not quoted in NASDAQ, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated or any similar successor organization, in each such case averaged over a period of thirty (30) days consisting of the business day as of which Fair Market Value is being determined and the twenty-nine (29) consecutive business days prior to such day;

(B) If at any time such security is not listed on any securities exchange or quoted in NASDAQ or the over-the-counter market, the Fair Market Value shall be the fair value thereof, as determined by the Board of Directors and the holders of a majority of the then- outstanding shares of each of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, each series voting as a separate class. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an independent appraiser experienced in valuing securities jointly selected by the Board of Directors and holders of a majority of the then-outstanding shares of each of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, each series voting as a separate class. The determination of the appraiser shall be final and binding upon the parties and the Corporation shall pay the fees and expenses of such appraiser.

(ii) The method of valuation of securities subject to an investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate of the issuer of such securities) shall be to make an appropriate discount from the market value determined as above in (i) (A) or (B) to reflect the approximate Fair Market Value thereof, as determined by the Board of Directors.

(d) Notice of Liquidation Event. The Corporation shall give each record holder of Preferred Stock written notice of any impending Liquidation Event no later than ten (10) days prior to the stockholders’ meeting called to approve such transaction, or ten (10) days prior to the closing of such Liquidation Event, whichever is earlier, and shall also notify such holders in writing promptly upon the final approval of such Liquidation Event The first of such notices shall describe the material terms and conditions of the impending Liquidation Event (including, without limitation, the amount of proceeds to be paid to each share in connection with the Liquidation Event) and the provisions of this Section 2, and the Corporation shall thereafter give such holders prompt notice of any material changes. The Liquidation Event shall in no event take place sooner than ten (10) days after the Corporation has given the first notice provided for herein or sooner than five (5) days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of a majority of the shares of outstanding Preferred Stock that are entitled to such notice rights or similar notice rights.

(e) Effect of Noncompliance. In the event the requirements of Section 2(d) are not complied with, the Corporation shall forthwith either cause the closing of the transaction to be postponed until such requirements have been complied with, or cancel such transaction, in which event the rights, preferences and privileges of the holders of the Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in Section 2(d) hereof.

3. Redemption. The Preferred Stock is not redeemable at the option of the holder.

4. Conversion.

The holders of Preferred Stock shall have the following conversion rights (the “Conversion Rights”):

(a) Optional Conversion. At any time and from time to time after the issuance of such shares, each share of any series of Preferred Stock shall be convertible, at the option of the holder thereof, at the principal corporate office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Initial Issuance Price applicable to such series of Preferred Stock by the Conversion Price (as defined herein) applicable to such series of Preferred Stock in effect on the date the certificate is surrendered for conversion. The initial conversion price per share for any series of Preferred Stock (the “Conversion Price”) shall be the Initial Issuance Price applicable to such series of Preferred Stock; provided, however, that the Conversion Price applicable to any series of Preferred Stock shall be subject to adjustment as set forth in Section 4(d) below.

(b) Automatic Conversion. Each share of any series of Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price applicable to such series of Preferred Stock at the time in effect immediately upon the earlier of: (i) except as provided in the last sentence of Section 4(c), the Corporation’s sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) with aggregate net proceeds to the Corporation (before deducting applicable underwriting discounts and commissions) of at least $125 million and pursuant to which such Common Stock is listed on the New York Stock Exchange or NASDAQ (a “Qualified Public Offering”), and (ii) (A) in connection with a Change of Control, (1) with respect to the outstanding shares of Series A Preferred Stock, the date specified by written consent or agreement of the holders of a majority of the then outstanding shares of Series A Preferred Stock, voting as a separate class, (2) with respect to the outstanding shares of Series B Preferred Stock, the date specified by written consent or agreement of the holders of a majority of the then outstanding shares of Series B Preferred Stock, voting as a separate class, (3) with respect to the outstanding shares of Series C Preferred Stock, the date specified by written consent or agreement of the holders of a majority of the then outstanding shares of Series C Preferred Stock, voting as a separate class, and (4) with respect to the outstanding shares of Series D Preferred Stock, the date specified by written consent or agreement of the holders of a majority of the then outstanding shares of Series D Preferred Stock, voting as a separate class, or (B) other than in connection with a Change of Control, (1) with respect to the outstanding shares of Series A Preferred Stock and Series B Preferred Stock, the date specified by written consent or agreement of the holders of a majority of the then outstanding shares of Series A Preferred Stock and Series B Preferred Stock, voting as a single class and not as separate class, and on an as-converted basis, (2) with respect to the outstanding shares of Series C Preferred Stock, the date specified by written consent or agreement of the holders of a majority of the then outstanding shares of Series C Preferred Stock, voting as a separate class, and (3) with respect to the outstanding shares of Series D Preferred Stock, the date specified by written consent or agreement of the holders of a majority of the then outstanding shares of Series D Preferred Stock, voting as a separate class. Notwithstanding any other provision of this Restated Certificate, clause (ii) of this Section 4(b) may not be amended or waived without the written consent of the holders of a majority of the outstanding shares of each series of Preferred Stock, with the holders of each such series voting as a separate class.

(c) Mechanics of Conversion. Before any holder of Preferred Stock shall be entitled to convert the same into shares of Common Stock pursuant to Section 4(a) above and upon the occurrence of the events specified in Section 4(b) above, as the case may be, such holder shall surrender the certificate or certificates therefor, duly endorsed, (or deliver a customary affidavit of loss with indemnity) at the principal corporate office of the Corporation or of any transfer agent for the Preferred Stock, and in the case of Section 4(a) above shall give written notice to the Corporation at its principal corporate offices, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued; provided, however, that any failure by a holder to comply with these provisions shall not have any effect on the automatic conversion of such holder’s shares, which shall in any event convert in accordance with Section 4(b) above. The Corporation shall, as soon as practicable thereafter, pay all declared but unpaid dividends on such shares of Preferred Stock and issue and deliver at such office to such holder of Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. The issuance of certificates for shares of Common Stock upon conversion of Preferred Stock shall be made without charge to the holders of Preferred Stock for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of the Common Stock; provided, however, that the Corporation shall not be responsible for the payment of any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Preferred Stock so conveyed were registered. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the Person or Persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. The Corporation shall not close its books against the transfer of Preferred Stock or of shares of Common Stock issued or issuable upon conversion of Preferred Stock in any manner which interferes with me timely conversion of such Preferred Stock. The Corporation shall assist and cooperate with any holder of Preferred Stock required to make any governmental filings or obtain any governmental approval prior to or in connection with the conversion of shares of Preferred Stock (including, without limitation, making any filings required to be made by the Corporation). Upon conversion of each share of Preferred Stock, the Corporation shall take all such actions as are necessary in order to ensure that the shares of Common Stock issuable with respect to the conversion shall be validly issued, fully paid and nonassessable, and are free and clear of all liens, taxes, charges or encumbrances with respect to me issuance thereof. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act, the conversion shall be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the Person(s) entitled to receive the Common Stock upon conversion of the Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.

(d) Adjustments to the Conversion Prices for Certain Dilutive Issuances

(i) Special Definitions. For purposes of this Section 4(d), the following definitions apply:

(A) “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Section 4(d)(iii), deemed to be issued) by the Corporation after the Effective Time; provided, that the term Additional Shares of Common Stock shall not include:

(1) up to 3,280,718 shares of the Corporation’s Common Stock, and/or options, rights or warrants therefor (as adjusted for any stock split, stock dividend, combination, recapitalization or the like with respect to such shares after the Effective Time), issued or issuable to employees, officers, directors, contractors, vendors, advisors or consultants of the Corporation pursuant to the Corporation’s Amended and Restated 2003 Stock Incentive Plan, as amended, the UK Sub-Plan of the Corporation’s Amended and Restated 2003 Stock Incentive Plan or any other incentive agreements or plans unanimously approved by the Board of Directors (provided, however, that any shares subject to options that expire or terminate unexercised or any restricted stock repurchased by the Corporation shall not be counted towards the maximum number set forth in this clause (1) unless and until regranted or reissued pursuant to any such plan, agreement or arrangement);

(2) any securities issuable upon conversion of or with respect to any then outstanding shares of the Corporation’s Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, warrants or other convertible securities then outstanding;

(3) shares of the Corporation’s Common Stock or Preferred Stock issued in connection with any stock split or stock dividend or recapitalization of the Corporation pursuant to a transaction described in Sections 4(e) – (g) below;

(4) securities issued or issuable pursuant to the bona fide acquisition of another corporation or entity by the Corporation by consolidation, merger, purchase of all or substantially all of the assets, or other bona fide reorganization in which the Corporation acquires, in a single transaction or series of related transactions, all or substantially all of the assets of such other corporation or entity or fifty percent (50%) or more of the voting securities of such other corporation or entity or fifty percent (50%) or more of the equity ownership of such other entity, which issuances are not primarily for equity financing purposes; provided, that such transaction is approved or consented to by the Board of Directors;

(5) securities issued or issuable in connection with bona fide, arms’ length bank debt, corporate partnering transactions, strategic alliances, licensing deals, equipment leases, real property leases or acquisitions of businesses or intellectual property rights on terms unanimously approved by the Board of Directors, provided that such transactions are entered into for other than primarily equity financing purposes;

(6) shares of the Corporation’s Common Stock issued or deemed issued pursuant to Section 4(d)(iii) as a result of a decrease in the Conversion Price of any series of Preferred Stock resulting from the operation of this Section 4(d); or

(7) securities issued with the prior written consent of the holders of a majority of the outstanding shares of each series of Preferred Stock (each acting separately as a single class) agreeing that no such adjustment to the respective Conversion Price shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.

(B) “Convertible Securities” shall mean any evidences of indebtedness, shares (other than Common Stock) or other securities, directly or indirectly, convertible into or exchangeable for Common Stock.

(C) “Options” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

(ii) No Adjustment of Conversion Price. Any provision herein to the contrary notwithstanding, no adjustment in the Conversion Price applicable to any series of Preferred Stock shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share (determined pursuant to Section 4(d)(v) hereof) for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the Conversion Price applicable to such series of Preferred Stock in effect on the date of, and immediately prior to, such issue.

(iii) Deemed Issuance of Additional Shares of Common Stock. In the event the Corporation at any time or from time to time after the Effective Time shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth, in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issuance or, in case such a record date shall have been fixed, as of the close of business on such record date, provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

(A) no further adjustments in the applicable Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

(B) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the applicable Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities (provided, however, that no such adjustment of the applicable Conversion Price shall effect Common Stock previously issued upon conversion of any series of Preferred Stock); and

(C) no readjustment pursuant to clause (A) or (B) above shall have the effect of increasing the applicable Conversion Price to an amount which exceeds the lower of (a) the applicable Conversion Price on the original adjustment date or (b) the applicable Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

(iv) Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation at any time after the Effective Time shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 4(d)(iii)) without consideration or for consideration per share less than the Conversion Price applicable to any series of Preferred Stock in effect on the date of and immediately prior to such issue, then the Conversion Price applicable to such series of Preferred Stock shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price then in effect by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price in effect immediately prior to such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued. For the purpose of the above calculation, the number of shares of Common Stock outstanding immediately prior to such issue shall be calculated on a fully diluted basis, as if all Convertible Securities had been fully converted into shares of Common Stock and any outstanding Options bearing an exercise price which is lower than the price at which the Additional Shares of Common Stock were issued had been fully exercised (and the resulting securities fully converted into shares of Common Stock, if so convertible) as of such date.

(v) Determination of Consideration. For purposes of this Section 4(d), the consideration received by the Corporation in connection with the issuance of any Additional Shares of Common Stock shall be computed as follows:

(A) Cash and Property. Such consideration shall:

(1) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest or accrued dividends;

(2) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issuance, as determined by the Board of Directors in good faith; and

(3) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both cash and property, be the proportion of such consideration so received, computed as provided in clauses (1) and (2) above, as determined by the Board of Directors in good faith.

(B) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 4(d)(iii) relating to Options and Convertible Securities shall be determined by dividing:

(1) the total amount, if any, received or receivable by the Corporation as consideration for the issuance of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(2) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against the dilution) issuable upon the exercise of such Options or conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

(vi) Multiple Closings. In the event that the Corporation issues or sells, or is deemed to have issued or sold, Additional Shares of Common Stock without consideration or for a consideration per share less than the Conversion Price applicable to any series of Preferred Stock (the “First Dilative Issuance”), then in the event that the Corporation issues or sells, or is deemed to have issued or sold, Additional Shares of Common Stock other than the First Dilutive Issuance as a part of the same transaction or series of related transactions as the First Dilutive Issuance (a “Subsequent Dilutive Issuance”), then and in each such case upon a Subsequent Dilutive Issuance the Conversion Price applicable to such series of Preferred Stock shall be reduced to the Conversion Price that would have been in effect had the First Dilutive Issuance and each Subsequent Dilutive Issuance all occurred on the closing date of the First Dilutive Issuance.

(e) Adjustment for Subdivisions, Stock Splits and Combinations. If the Corporation shall at any time after the Effective Time effect a subdivision (by any stock split or otherwise) of the outstanding Common Stock into a greater number of shares without a corresponding subdivision of each series of Preferred Stock, the Conversion Price applicable to any series of Preferred Stock not so subdivided in effect immediately before that subdivision shall be proportionately decreased. Conversely, if the Corporation shall at any time after the Effective Time combine the outstanding shares of Common Stock into a smaller number of shares without a corresponding combination of each series of Preferred Stock, the Conversion Price applicable to any series of Preferred Stock not so combined in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section 4(e) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(f) Adjustment for Common Stock Dividends and Distributions. If the Corporation at any time after the Effective Time declares, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as “Common Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), in each such event the Conversion Price applicable to any series of Preferred Stock that is then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying such Conversion Price then in effect by a fraction (i) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date and (ii) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, plus the number of shares of Common Stock issuable in payment of such dividend or distribution (with the number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in Section 4(d)(iii) hereof); provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price applicable to any series of Preferred Stock shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price applicable to such series of

Preferred Stock shall be adjusted pursuant to this Section 4(f) to reflect the actual payment of such dividend or distribution.

(g) Adjustment for Recapitalization or Reclassification. If at any time after the Effective Time, the Common Stock issuable upon the conversion of the Preferred Stock is changed into the same or a different number of shares of any other class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination provided for elsewhere in this Section 4 or a merger, sale of assets or other reorganization provided for in Section 2 hereof), in any such event each holder of Preferred Stock shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock into which such shares of Preferred Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

(h) Adjustment Threshold and Recording. No adjustment in a Conversion Price need be made if such adjustment would result in a change in a Conversion Price of less than $0.01. Any adjustment of less than $0.01 which is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of $0.01 or more in a Conversion Price. All calculations under this Section 4 shall be made to the nearest one ten-thousandth of a cent ($.0001) or to the nearest one hundredth (1/100) of a share, as the case may be.

(i) Other Distributions. In the event the Corporation shall declare a distribution payable in securities of other Persons, evidences of indebtedness issued by the Corporation or other Persons, or assets of the Corporation (excluding cash dividends), then in each such case for the purpose of this Section 4(i), the holders of the Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

(j) No Impairment. The Corporation will not, without the appropriate vote of the stockholders under the General Corporation Law or Section 5(c) of this Article IV, by amendment of this Restated Certificate or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of Preferred Stock against impairment.

(k) No Fractional Shares. No fractional shares shall be issued upon the conversion of any share or shares of the Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred

Stock which the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

(1) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price applicable to any series of Preferred Stock pursuant to this Section 4, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each affected holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Prices applicable to each series of Preferred Stock at the time in effect and (C) the number of shares of Common Stock and the amount of other property, if any, which at the time would be received upon the conversion of a share of any series of Preferred Stock.

(m) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Preferred Stock at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right

(n) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, the Corporation will take such corporate action as may be necessary, in the reasonable opinion of its counsel, to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, using its best efforts to obtain the requisite stockholder approval of any necessary amendment to its Restated Certificate. The Corporation shall also use its best efforts to take all such actions as may be necessary to ensure that all shares of Common Stock issuable upon conversion of the Preferred Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any securities exchange upon which shares of Common Stock may be listed; provided that this sentence shall not require the Corporation to register any of the shares of Common Stock issuable upon conversion of the Preferred Stock under the federal securities laws. The Corporation shall use its best efforts to not take any action which would cause the number of authorized but unissued shares of Common Stock issuable upon conversion of the Preferred Stock to be less than the number of such shares required to be reserved hereunder for conversion of Preferred Stock.

(o) Certain Events. If any event occurs of the type contemplated by the provisions of this Section 4 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Board of Directors shall make an appropriate adjustment in the Conversion Price applicable to any series of Preferred Stock so as to protect the rights of the holders of such series of Preferred Stock; provided, however, that no such adjustment shall increase such Conversion Price as otherwise determined pursuant to this Section 4 or decrease the number of shares of Common Stock issuable upon conversion of each share of such series of Preferred Stock.

(p) Notices. Any notice, request, demand or other communication required or permitted to be given to a holder of Preferred Stock pursuant to the provisions of this Section 4 will be in writing and will be effective and deemed given under this Section 4 on the earliest of: (a) the date of personal delivery, (b) the date of transmission by facsimile, with confirmed transmission and receipt, (c) two (2) days after deposit with a nationally-recognized courier or overnight service such as Federal Express, or (d) five (5) days after mailing via certified mail, return receipt requested. All notices not delivered personally or by facsimile will be sent with postage and other charges prepaid and properly addressed to the party to be notified at the address set forth for such party. Any holder of Preferred Stock (and such holder’s permitted assigns) may change such holder’s address for receipt of future notices hereunder by giving written notice to the Corporation.

5. Voting Rights.

(a) General. Except as otherwise provided herein or required by law, the shares of Preferred Stock shall be voted equally with the shares of the Common Stock of the Corporation and not as a separate class, and may act by written consent in the same manner as the Common Stock, with each holder of shares of Preferred Stock entitled to the number of votes as shall be equal to the aggregate number of shares of Common Stock into which such holder’s shares of Preferred Stock are convertible pursuant to Section 4 immediately after the close of business on the record date for the determination of the stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken. Each holder of Preferred Stock shall be entitled, notwithstanding any provision hereof, to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula shall be rounded to the nearest whole number (with one-half (1/2) rounded upward to one (1)).

(b) Voting for the Election of Directors. As long as 3,000,000 shares of Series A Preferred Stock are outstanding (as adjusted for any stock split, stock dividend, combination, recapitalization or the like with respect to such shares after the Effective Time), the holders of such shares of Series A Preferred Stock, voting as a separate class, shall be entitled to elect one (1) director of the Corporation at any election of directors. As long as 3,000,000 shares of Series B Preferred Stock are outstanding (as adjusted for any stock split, stock dividend, combination, recapitalization or the like with respect to such shares after the Effective Time), the holders of such shares of Series B Preferred Stock, voting as a separate class, shall be entitled to elect one (1) director of the Corporation at any election of directors. The holders of the outstanding shares of Common Stock shall be entitled to elect one (1) director of the Corporation at any election of directors. The holders of Preferred Stock and Common Stock (voting together as a single class and not as separate class, and on an as-converted basis) shall be entitled to elect any remaining director(s) of the Corporation.

Notwithstanding the provisions of Section 223(a)(1) and 223(a)(2) of the General Corporation Law, any vacancy, including newly created directorships resulting from any increase in the authorized number of directors or amendment of this Restated Certificate, and vacancies created by removal or resignation of a director, may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the director so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced; provided, however that where such vacancy occurs among the directors elected by the holders of a particular class such vacancy shall be filled by written consent by such holders or at a meeting of the Corporation’s stockholders if the consenting stockholders hold a sufficient number of share to elect their designee at a meeting of the stockholders. Any director may be removed during his or her term of office, either with or without cause, by, and only by, the affirmative vote of the holders of the shares of the class or series of stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders, and any vacancy thereby created may be filled by the holders of that class or series of stock represented at the meeting or pursuant to written consent.

(c) General Preferred Stock Protective Provisions. In addition to any other vote or consent required herein or by law, for so long as at least 3,000,000 shares of Preferred Stock remain outstanding (as adjusted for stock splits, stock dividends, reorganizations, recapitalization and the like with respect to the Preferred Stock after the Effective Time), the vote or written consent of the holders of a majority of the outstanding shares of Preferred Stock, voting together as a single class on an as-converted basis, shall be required to effectuate any of the following actions (by amendment, merger, consolidation or otherwise):

(i) alter or change the rights, preferences or privileges of the shares of any series of Preferred Stock;

(ii) increase or decrease (other than by redemption or conversion) the total number of authorized shares of any series of Common Stock or Preferred Stock;

(iii) redeem, retire, repurchase or acquire, directly or indirectly, through Subsidiaries or otherwise, any shares of capital stock of the Corporation (other than pursuant to agreements with employees, advisors, consultants or service providers giving the Corporation the right to repurchase shares of capital stock upon the termination of services or in the exercise of the Corporation’s right of first refusal or upon the unanimous consent of the Board of Directors);

(iv) effect a Change of Control of the Corporation;

(v) amend, repeal, alter or waive any provisions of this Restated Certificate or Bylaws of the Corporation;

(vi) declare or pay any dividends (other than dividends payable solely in shares of Common Stock) on any equity securities of the Corporation;

(vii) authorize, consent to or consummate any recapitalization, reorganization, liquidation or dissolution of the Corporation;

(viii) enter into any lines of business that are not primarily related to the business of the Corporation as conducted as of the Effective Time without the unanimous consent of the Board of Directors;

(ix) grant an exclusive license to any of the Corporation’s material intellectual property without the unanimous consent of the Board of Directors;

(x) consummate the acquisition by the Corporation of all or substantially all of the assets of any other corporation or entity or fifty (50%) or more of the voting securities of any other corporation or entity or fifty percent (50%) or more of the equity ownership of any other corporation or entity;

(xi) incur indebtedness for borrowed money in excess of $1,000,000 in the aggregate without the unanimous consent of the Board of Directors; and

(xii) change the authorized number of directors of the Corporation without the unanimous consent of the Board of Directors.

(d) Series Protective Provisions.

(i) In addition to any other vote or consent required herein or by law, for so long as at least 450,000 shares of a series of Preferred Stock remain outstanding (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like with respect to the Preferred Stock after the Effective Time), the vote or written consent of the holders of a majority of the outstanding shares of such series, shall be required to effectuate any of the following actions (by amendment, merger, consolidation or otherwise):

(A) authorize or issue, or obligate itself to issue, any other equity security, including any other security convertible into or exercisable for any equity security, having a preference over such series of Preferred Stock with respect to voting, dividends, redemption, conversion or liquidation rights; and

(B) prior to the first anniversary of the Effective Date, authorize or issue, or obligate itself to issue, any other equity security, including any other security convertible into or exercisable for any equity security, being on a parity with any series of Preferred Stock with respect to voting, dividends, redemption, conversion or liquidation rights (other than currently authorized but unissued shares of the Corporation’s Series D Preferred Stock as currently constituted).

(ii) In addition to any other vote or consent required herein or by law, for so long as at least 450,000 shares of a series of Preferred Stock remain outstanding (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like with respect to the

Preferred Stock after the Effective Time), the vote or written consent of the holders of a majority of the outstanding shares of any three series of Preferred Stock, each voting as a separate class (or if only one series of Preferred Stock is then outstanding, the holders of a majority of the outstanding shares of such series of Preferred Stock, voting as a separate class, or if only three series of Preferred Stock are then outstanding, the holders of a majority of the outstanding shares of any two series of Preferred Stock, each voting as a separate class), shall be required to effectuate any of the following actions (by amendment, merger, consolidation or otherwise): authorize or issue, or obligate itself to issue, any other equity security, including any other security convertible into or exercisable for any equity security, being on a parity with any series of Preferred Stock with respect to voting, dividends, redemption, conversion or liquidation rights (other than currently authorized but unissued shares of the Corporation’s Series A Preferred Stock or Series B Preferred Stock as currently constituted).

(e) Series C Preferred Stock Protective Provisions. In addition to any other vote or consent required herein or by law, for so long as at least 450,000 shares of Series C Preferred Stock remain outstanding (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like with respect to such stock after the Effective Time), the vote or written consent of the holders of a majority of the outstanding shares of Series C Preferred Stock, voting as a separate class, shall be required to effectuate any of the following actions (by amendment, merger, consolidation or otherwise):

(i) adversely alter or adversely change or otherwise take other action that adversely impacts the rights, preferences or privileges of the shares of Series C Preferred Stock; or

(ii) declare or pay any dividends (other than dividends payable solely in shares of Common Stock) on any equity securities of the Corporation.

(f) Series D Preferred Stock Protective Provisions. In addition to any other vote or consent required herein or by law, for so long as at least 1,950,000 shares of Series D Preferred Stock remain outstanding (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like with respect to such stock after the Effective Time), the vote or written consent of the holders of a majority of the outstanding shares of Series D Preferred Stock, voting as a separate class, shall be required to effectuate any of the following actions (by amendment, merger, consolidation or otherwise):

(i) adversely alter or adversely change or otherwise take other action that adversely impacts the rights, preferences or privileges of the shares of Series D Preferred Stock;

(ii) declare or pay any dividends (other than dividends on Common Stock payable solely in shares of Common Stock) on any equity securities of the Corporation; or

(iii) redeem, retire, repurchase or acquire, directly or indirectly, through Subsidiaries or otherwise, any shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock (other than pursuant to agreements with employees, advisors, consultants or service providers giving the Corporation the right to repurchase shares of capital stock upon the termination of services (provided, that, except to the extent such agreements as of the Effective Time require otherwise, any such repurchases are at a price no greater than the original price paid for such shares) or in the exercise of the Corporation’s right of first refusal approved by the unanimous consent of the Board of Directors or upon the unanimous consent of the Board of Directors).

(g) Termination of Voting Rights. This Section 5 shall automatically terminate upon the consummation of a Qualified Public Offering.

6. Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing any series of Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided, that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

7. Common Stock.

(a) Dividend Rights. Subject to the provisions of Section 1, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

(b) Liquidation Rights. Upon the liquidation, dissolution or winding up of the Corporation, the assets of the Corporation shall be distributed as provided in Section 2.

(c) Voting Rights. The holder of each share of Common Stock shall have the right to one vote, and shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law. Subject to Section 5(c) above, the number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.

ARTICLE V.

The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the entire Board of Directors shall be determined in the manner set forth in the Bylaws of the Corporation.

Subject to any provisions of this Restated Certificate, the Board of Directors is expressly authorized from time to time to make, alter or repeal any of the Bylaws of the Corporation;

provided, however, that the stockholders may change or repeal any Bylaw adopted by the Board of Directors by the affirmative vote of the percentage of holders of capital stock as provided therein.

ARTICLE VI.

Elections of directors need not be by written ballot unless otherwise provided in the Bylaws of the Corporation.

ARTICLE VII.

1. To the fullest extent permitted by the General Corporation Law, as the same exist or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders; (b) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (c) under Section 174 of the General Corporation Law; or (d) for any transaction from which the director derived any improper personal benefit If the General Corporation Law is amended, after approval by the stockholders of this Article VII, to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law, as so amended.

2. The Corporation shall indemnify to the fullest extent permitted by law any Person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director or officer of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as a director or officer at the request of the Corporation or any predecessor to the Corporation.

3. Neither any amendment nor repeal of this Article VII, nor the adoption of any provision of this Restated Certificate inconsistent with this Article VII, shall eliminate or reduce the effect of this Article VII in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article VII, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

****

The foregoing Fifth Amended and Restated Certificate of Incorporation has been duly adopted by the Corporation’s Board of Directors and stockholders in accordance with the applicable provisions of Sections 228, 242 and 245 of the General Corporation Law.

(Remainder of Page Intentionally Left Blank.)

IN WITNESS WHEREOF, this Fifth Amended and Restated Certificate of Incorporation has been signed by the Chief Executive Officer of the Corporation effective this 13th day of June 2008.

By:	/s/ Daniel Nye
Name:	Daniel Nye
Title:	Chief Executive Officer

(Signature Page to Fifth Amended and Restated Certificate of Incorporation)

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “LINKEDIN CORPORATION”, FILED IN THIS OFFICE ON THE FOURTH DAY OF JUNE, A.D. 2009, AT 4:13 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

/s/ Jeffrey W Bullock
Jeffrey W Bullock, Secretary of State
3633019 8100	AUTHENTICATION: 7342681
090589883	DATE: 06–04–09
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 04:46 PM 06/04/2009 FILED 04:13 PM 06/04/2009 SRV 090589883 – 3633019 FILE

CERTIFICATE OF AMENDMENT

OF THE FIFTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

LINKEDIN CORPORATION

LinkedIn Corporation (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware, hereby certifies that:

FIRST, the name of the Corporation is LinkedIn Corporation.

SECOND, the Board of Directors of the Corporation, acting in accordance with Section 242 of the General Corporation Law of the State of Delaware, approved and adopted the resolutions amending the Corporation’s Fifth Amended and Restated Certificate of Incorporation by deleting the first paragraph of ARTICLE IV thereof in its entirety and by substituting in lieu thereof the following new first paragraph of ARTICLE IV:

“Classes of Stock. The Corporation is authorized to issue two (2) classes of capital stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares of capital stock that the Corporation is authorized to issue is 165,847,563 shares. 120,000,000 shares shall be Common Stock, par value $0.0001 per share, and 45,847,563 shares shall be Preferred Stock, par value $0.0001 per share, 17.238,579 of which shall be designated as “Series A Preferred Stock” (the “Series A Preferred Stock”), 17,450,991 of which shall be designated as “Series B Preferred Stock” (the “Series B Preferred Stock”), 4,357,644 of which shall be designated as “Series C Preferred Stock” (the “Series C Preferred Stock”) and 6,800,349 of which shall be designated as “Series D Preferred Stock” (the “Series D Preferred Stock”).”

THIRD, the Board of Directors of the Corporation, acting in accordance with Section 242 of the General Corporation Law of the State of Delaware, approved and adopted the resolutions amending the Corporation’s Fifth Amended and Restated Certificate of Incorporation by deleting Section 4(d)(i)(A)(1) of ARTICLE IV thereof in its entirety and by substituting in lieu thereof the following new Section 4(d)(i)(A)(1) of ARTICLE IV:

“(1) up to 5,352,505 shares of the Corporation’s Common Stock, and/or options, rights or warrants therefor (as adjusted for any stock split, stock dividend, combination, recapitalization or the like with respect to such shares after the Effective Time), issued or issuable to employees, officers, directors, contractors, vendors, advisors or consultants of the Corporation pursuant to the Corporation’s Amended and Restated 2003 Stock Incentive Plan, as amended, the UK Sub-Plan of the Corporation’s Amended and Restated 2003 Stock Incentive Plan or any other incentive agreements or plans unanimously approved by the Board of Directors (provided, however, that any shares subject to options that expire or terminate unexercised or any restricted stock repurchased by the Corporation shall not be counted towards the maximum number set forth in this

1

clause (1) unless and until regranted or reissued pursuant to any such plan, agreement or arrangement);”

FOURTH, thereafter pursuant to a resolution of the Board of Directors, this Certificate of Amendment was submitted to the stockholders of the Corporation for approval, and was duly approved and adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

(Remainder of Page Intentionally Left Blank)

2

IN WITNESS WHEREOF, this Certificate of Amendment of the Fifth Amended and Restated Certificate of Incorporation has been signed by the Vice President, General Counsel and Secretary of the Corporation effective this 2nd day of June 2009. ,

/s/ Erika Rottenberg
Name:	Erika Rottenberg
Title:	Vice President, General Counsel and Secretary

SIGNATURE PAGE TO CERTIFICATE OF AMENDMENT OF THE

FIFTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “LINKEDIN CORPORATION”, FILED IN THIS OFFICE ON THE TWENTIETH DAY OF OCTOBER, A.D. 2009, AT 7:01 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

/s/ Jeffrey W Bullock
Jeffrey W Bullock, Secretary of State
3633019 8100	AUTHENTICATION: 7597530
090950404	DATE: 10–22–09
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 07:09 PM 10/20/2009 FILED 07:01 PM 10/20/2009 SRV 090950404 – 3633019 FILE

CERTIFICATE OF AMENDMENT

OF THE FIFTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

LINKEDIN CORPORATION

LinkedIn Corporation (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware, hereby certifies that:

FIRST, the name of the Corporation is LinkedIn Corporation.

SECOND, the Board of Directors of the Corporation, acting in accordance with Section 242 of the General Corporation Law of the State of Delaware, approved and adopted the resolutions amending the Corporation’s Fifth Amended and Restated Certificate of Incorporation by deleting Section 4(d)(i)(A)(1) of ARTICLE IV thereof in its entirety and by substituting in lieu thereof the following new Section 4(d)(i)(A)(l) of ARTICLE IV:

“(1) up to 9,352,505 shares of the Corporation’s Common Stock, and/or options, rights or warrants therefor (as adjusted for any stock split, stock dividend, combination, recapitalization or the like with respect to such shares after the Effective Time), issued or issuable to employees, officers, directors, contractors, vendors, advisors or consultants of the Corporation pursuant to the Corporation’s Amended and Restated 2003 Stock Incentive Plan, as amended, the UK Sub-Plan of the Corporation’s Amended and Restated 2003 Stock Incentive Plan or any other incentive agreements or plans unanimously approved by the Board of Directors (provided, however, that any shares subject to options that expire or terminate unexercised or any restricted stock repurchased by the Corporation shall not be counted towards the maximum number set forth in this clause (1) unless and until regranted or reissued pursuant to any such plan, agreement or arrangement);”

THIRD, thereafter pursuant to a resolution of the Board of Directors, this Certificate of Amendment was submitted to the stockholders of the Corporation for approval, and was duly approved and adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

(Remainder of Page Intentionally Left Blank)

1

IN WITNESS WHEREOF, this Certificate of Amendment of the Fifth Amended and Restated Certificate of Incorporation has been signed by the Vice President, General Counsel and Secretary of the Corporation effective this October 14, 2009.

/s/ Erika Rottenberg
Name:	Erika Rottenberg
Title:	Vice President, General Counsel and Secretary

SIGNATURE PAGE TO CERTIFICATE OF AMENDMENT OF THE

FIFTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “LINKEDIN CORPORATION”, FILED IN THIS OFFICE ON THE SEVENTH DAY OF APRIL, A.D. 2010, AT 6:39 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

/s/ Jeffrey W Bullock
Jeffrey W Bullock, Secretary of State
3633019 8100	AUTHENTICATION: 7919467
100361177	DATE: 04–08–10
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 06:54 PM 04/07/2010 FILED 06:39 PM 04/07/2010 SRV 100361177 – 3633019 FILE

CERTIFICATE OF AMENDMENT

OF THE FIFTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

LINKEDIN CORPORATION

LinkedIn Corporation (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware, hereby certifies that:

FIRST, the name of the Corporation is LinkedIn Corporation.

SECOND, the Board of Directors of the Corporation, acting in accordance with Section 242 of the General Corporation Law of the State of Delaware, approved and adopted the resolutions amending the Corporation’s Fifth Amended and Restated Certificate of Incorporation by deleting Section 4(d)(i)(A)(l) of ARTICLE IV thereof in its entirety and by substituting in lieu thereof the following new Section 4(d)(i)(A)(l) of ARTICLE IV:

“(1) up to 11,352,505 shares of the Corporation’s Common Stock, and/or options, rights or warrants therefor (as adjusted for any stock split, stock dividend, combination, recapitalization or the like with respect to such shares after the Effective Time), issued or issuable to employees, officers, directors, contractors, vendors, advisors or consultants of the Corporation pursuant to the Corporation’s Amended and Restated 2003 Stock Incentive Plan, as amended, the UK Sub-Plan of the Corporation’s Amended and Restated 2003 Stock Incentive Plan or any other incentive agreements or plans unanimously approved by the Board of Directors (provided, however, that any shares subject to options that expire or terminate unexercised or any restricted stock repurchased by the Corporation shall not be counted towards the maximum number set forth in this clause (1) unless and until regranted or reissued pursuant to any such plan, agreement or arrangement);”

THIRD, thereafter pursuant to a resolution of the Board of Directors, this Certificate of Amendment was submitted to the stockholders of the Corporation for approval, and was duly approved and adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

(Remainder of Page Intentionally Left Blank)

1

IN WITNESS WHEREOF, this Certificate of Amendment of the Fifth Amended and Restated Certificate of Incorporation has been signed by the Vice President, General Counsel and Secretary of the Corporation effective this 6th day of April 2010.

/s/ Erika Rottenberg
Name:	Erika Rottenberg
Title:	Vice President, General Counsel and Secretary

SIGNATURE PAGE TO CERTIFICATE OF AMENDMENT OF THE

FIFTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATTON

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “LINKEDIN CORPORATION”, FILED IN THIS OFFICE ON THE FIFTEENTH DAY OF OCTOBER, A.D. 2010, AT 4:05 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

/s/ Jeffrey W Bullock
Jeffrey W Bullock, Secretary of State
3633019 8100	AUTHENTICATION: 8293697
101001066	DATE: 10–15–10
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 04:19 PM 10/15/2010 FILED 04:05 PM 10/15/2010 SRV 101001066 – 3633019 FILE

CERTIFICATE OF AMENDMENT

OF THE FIFTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

LINKEDIN CORPORATION

LinkedIn Corporation (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware, hereby certifies that:

FIRST, the name of the Corporation is LinkedIn Corporation.

SECOND, the Board of Directors of the Corporation, acting in accordance with Section 242 of the General Corporation Law of the State of Delaware, approved and adopted the resolutions amending the Corporation’s Fifth Amended and Restated Certificate of Incorporation by deleting Section 4(d)(i)(A)(l) of ARTICLE IV thereof in its entirety and by substituting in lieu thereof the following new Section 4(d)(i)(A)(l) of ARTICLE IV:

“(1) up to 13,252,505 shares of the Corporation’s Common Stock, and/or options, rights or warrants therefor (as adjusted for any stock split, stock dividend, combination, recapitalization or the like with respect to such shares after the Effective Time), issued or issuable to employees, officers, directors, contractors, vendors, advisors or consultants of the Corporation pursuant to the Corporation’s Amended and Restated 2003 Stock Incentive Plan, the related Sub-Plans of the Corporation’s Amended and Restated 2003 Stock Incentive Plan or any other incentive agreements or plans unanimously approved by the Board of Directors (provided, however, that any shares subject to options that expire or terminate unexercised or any restricted stock repurchased by the Corporation shall not be counted towards the maximum number set forth in this clause (1) unless and until regranted or reissued pursuant to any such plan, agreement or arrangement);”

THIRD, thereafter pursuant to a resolution of the Board of Directors, this Certificate of Amendment was submitted to the stockholders of the Corporation for approval, and was duly approved and adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, this Certificate of Amendment of the Fifth Amended and Restated Certificate of Incorporation has been signed by the Vice President, General Counsel and Secretary of the Corporation effective this 13th day of October 2010.

/s/ Erika Rottenberg
Name:	Erika Rottenberg
Title:	Vice President, General Counsel and Secretary

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “LINKEDIN CORPORATION”, FILED IN THIS OFFICE ON THE THIRD DAY OF MARCH, A.D. 2011, AT 10:29 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State
3633019 8100	AUTHENTICATION: 8600482
110260571	DATE: 03–04–11
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 11:32 PM 03/03/2011 FILED 10:29 PM 03/03/2011 SRV 110260571 – 3633019 FILE

CERTIFICATE OF AMENDMENT

OF THE FIFTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF LINKEDIN CORPORATION

LinkedIn Corporation (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware, hereby certifies that:

FIRST, the name of the Corporation is LinkedIn Corporation.

SECOND, the Board of Directors of the Corporation, acting in accordance with Section 242 of the General Corporation Law of the State of Delaware, approved and adopted the resolutions amending the Corporation’s Fifth Amended and Restated Certificate of Incorporation by deleting Section 4(d)(i)(A)(l) of ARTICLE IV thereof in its entirety and by substituting in lieu thereof the following new Section 4(d)(i)(A)(l) of ARTICLE IV:

“(1) up to 14,252,505 shares of the Corporation’s Common Stock, and/or options, rights or warrants therefor (as adjusted for any stock split, stock dividend, combination, recapitalization or the like with respect to such shares after the Effective Time), issued or issuable to employees, officers, directors, contractors, vendors, advisors or consultants of the Corporation pursuant to the Corporation’s Amended and Restated 2003 Stock Incentive Plan, as amended, the related Sub-Plans of the Corporation’s Amended and Restated 2003 Stock Incentive Plan or any other incentive agreements or plans unanimously approved by the Board of Directors (provided, however, that any shares subject to options that expire or terminate unexercised or any restricted stock repurchased by the Corporation shall not be counted towards the maximum number set forth in this clause (1) unless and until regranted or reissued pursuant to any such plan, agreement or arrangement);”

THIRD, thereafter pursuant to a resolution of the Board of Directors, this Certificate of Amendment was submitted to the stockholders of the Corporation for approval, and was duly approved and adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, this Certificate of Amendment of the Fifth Amended and Restated Certificate of Incorporation has been signed by the Vice President, General Counsel and Secretary of the Corporation effective this 3rd day of March 2011.

/s/ Erika Rottenberg

Name:	Erika Rottenberg
Title:	Vice President, General Counsel & Secretary

SIGNATURE PAGE TO CERTIFICATE OF AMENDMENT OF THE

FIFTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION